Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)

(Form Type)

Southwest Gas Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to Be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $1.00 per share	457(c)	700,000	$59.13	$41,391,000.00 (1)	$0.0001476	$6,109.31

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock, par value $1.00 per share	415(a)(6)	87,695		$8,018,830.80		$971.88	424(b)(5)	333-251074	December 2, 2020	$971.88 (2)

	Total Offering Amounts					$49,409,830.80		$7,081.19

	Total Fees Previously Paid							$971.88

	Total Fee Offsets							—

	Net Fee Due							$6,109.31

(1)

Estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of calculating the registration fee. The Proposed Maximum Offering Price Per Security is based upon the average of the high and low prices for the Registrant’s Common Stock as reported on the New York Stock Exchange on November 21, 2023 ($59.13).

(2)

This prospectus supplement includes 87,695 shares of common stock, par value $1.00 per share, registered under the prospectus supplement filed by Southwest Gas Holdings, Inc. on December 2, 2020 and the registration statement on Form S-3 (File No. 333-251074) filed by Southwest Gas Holdings, Inc. on December 2, 2020, which have not been sold. Pursuant to Rule 415(a)(6) under the Securities Act, the $971.88 filing fee previously paid in connection with such unsold shares, respectively, will continue to be applied to such unsold shares. The offering of the unsold shares under the prior registration statements will be deemed terminated as of the date of effectiveness of this registration statement.